UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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John Hancock Variable Insurance Trust

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK VARIABLE INSURANCE TRUST
601 Congress Street
Boston, Massachusetts 02210-2805

March 23, 2018

Dear Variable Annuity and Variable Life Contract Owners:

Enclosed is the Information Statement of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”) regarding a new subadvisory agreement with GW&K Investment Management, LLC (“GW&K”) with respect to a portion of the assets of the Small Cap Opportunities Trust (the “Fund”). GW&K will succeed Invesco Advisers, Inc. as a subadvisor to the Fund. Dimensional Fund Advisors, LP (“Dimensional”) continues to act as a subadvisor for the Fund. This change became effective on December 26, 2017.

Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund.

The Board of Trustees of JHVIT approved the new subadvisory agreement with GW&K. The new subadvisory agreement with GW&K is not expected to result in any reduction in the level or quality of subadvisory services provided to, and does not result in any increase in the advisory fees paid by, the Fund.

Please note that JHVIT is not required to obtain shareholder approval. We are not asking for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and GW&K.

If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029
— For John Hancock USA variable life contracts:	(800) 827-4546
— For John Hancock NY variable annuity contracts:	(800) 551-2078
— For John Hancock NY variable life contracts:	(888) 267-7784

Sincerely,

/s/ Christopher Sechler
Christopher Sechler
Assistant Secretary
John Hancock Variable Insurance Trust

JOHN HANCOCK VARIABLE INSURANCE TRUST
601 Congress Street
Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR THE SMALL CAP OPPORTUNITIES TRUST

_______________

INTRODUCTION

This Information Statement provides information regarding a recent subadvisor change relating to the Small Cap Opportunities Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (“JHVIT” or the “Trust”). At its in-person meeting held on December 12–14, 2017, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or John Hancock Investment Management Services, LLC (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing GW&K Investment Management, LLC (“GW&K”) to serve as a subadvisor to the Fund. At the same time, the Board approved the termination of Invesco Advisers, Inc. (“Invesco”) as a subadvisor to the Fund. Dimensional Fund Advisors LP (“Dimensional”) will continue to manage a portion of the Fund’s assets. This change became effective on December 26, 2017. This Information Statement is being delivered to shareholders on or about March 23, 2018. A discussion of the Board’s determination to appoint GW&K as the Fund’s subadvisor is provided in the “Board Consideration of New Subadvisory Agreement” section below.

JHVIT. The Trust is a Massachusetts business trust that is a no-load, open-end investment management company, commonly known as a mutual fund, registered under the1940 Act. JHVIT currently offers more than 70 separate series or funds, including the Fund. JHVIT does not sell its shares directly to the public, but generally only to insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts, certain entities affiliated with the insurance companies and other funds of JHVIT that operate as funds of funds.

Investment Management and Administration. John Hancock Investment Management Services, LLC (“JHIMS” or the “Advisor”) serves as investment advisor to JHVIT and the Fund. Pursuant to an investment advisory agreement with JHVIT, the Advisor is responsible for, among other things, administering the business and affairs of JHVIT and selecting, contracting with, compensating and monitoring the performance of any investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, JHIMS serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor.  John Hancock Distributors, LLC (“JH Distributors”) serves as JHVIT’s distributor.

The offices of JHIMS and JH Distributors are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

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Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the new subadvisory agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHVIT is not required to obtain shareholder approval. We Are Not Asking for a Proxy and You are Requested Not to Send Us a Proxy, with respect to this subadvisor change.

Annual and Semiannual Reports. JHVIT will furnish, without charge, a copy of its most recent annual and semiannual reports to any shareholder or variable contract owner upon request. A report may be obtained by contacting the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029
— For John Hancock USA variable life contracts:	(800) 827-4546
— For John Hancock NY variable annuity contracts:	(800) 551-2078
— For John Hancock NY variable life contracts:	(888) 267-7784

NEW SUBADVISORY AGREEMENT FOR
SMALL CAP OPPORTUNITIES TRUST

Background

Dimensional serves as one of the Fund’s subadvisers pursuant to a subadvisory agreement between the Advisor and Dimensional dated April 28, 2006, as amended (the “Dimensional Subadvisory Agreement”). The Dimensional Subadvisory Agreement was approved most recently by the Board (including a majority of the Independent Trustees) on June 19–22, 2017 in connection with its annual review and consideration of such agreements.

At its in-person meeting held on December 12–14, 2017 Board meeting, management recommended to the Board that it approve GW&K as a new subadvisor to the Fund, replacing Invesco, effective on or about December 26, 2017. After a thorough review of management’s recommendation, the Board appointed GW&K as a subadvisor to the Fund, with Dimensional continuing to subadvise the remainder of the portfolio. GW&K serves as a subadvisor to the Fund pursuant to a subadvisory agreement between the Advisor and GW&K dated December 19, 2017 (the “GW&K Subadvisory Agreement”).

As with the subadvisory agreement with Invesco, pursuant to the GW&K Subadvisory Agreement, and as more fully described below, GW&K manages its allocated portion of the Fund’s investments and determines the composition of the assets of this portion of the Fund. The GW&K Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have not changed as a result of the GW&K Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund.

In connection with the appointment of GW&K, the Fund’s non-fundamental investment policies were revised, as discussed below. The GW&K Subadvisory Agreement is dated December 19, 2017 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on December 12-14, 2017. The subadvisory agreement with Invesco, dated January 28, 1999, as amended (the “Invesco Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 19-22, 2017 in connection with its annual review and continuance of such agreements. A transition manager has overseen the movement of portfolio assets from Invesco’s control to GW&K’s control.

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GW&K

GW&K is a Delaware limited liability company. GW&K’s principal business address is 222 Berkeley Street, Boston, Massachusetts 02116.

For more information about the executive officers and directors of GW&K, and funds comparable to the Fund that are managed by GW&K, see “Additional Information about GW&K” below.

GW&K Subadvisory Agreement

The principal responsibilities of GW&K under the GW&K Subadvisory Agreement, and of Invesco under the Invesco Subadvisory Agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of its portion of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for its portion of the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below under “Comparison of Invesco Subadvisory Agreement and GW&K Subadvisory Agreement.”

Subadvisor Compensation. As compensation for their services under the GW&K Subadvisory Agreement, GW&K is paid, and Invesco was paid, a subadvisory fee by the Advisor with respect to the Fund. The fee, which is accrued daily and paid monthly within 30 calendar days of the end of each month, is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund managed by the subadvisor. THE SUBADVISORY FEE IS PAID BY THE ADVISER OUT OF THE MANAGEMENT FEE IT RECEIVES FROM THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND.

Changes in Investment Strategies

In connection with the addition of GW&K and termination of Invesco as a subadvisor to the Fund, the principal investment strategies of the Fund have been modified as follows:

Previous Investment Strategies for Invesco	New Investment Strategies for GW&K

Under normal market conditions, Invesco invests at least 80% of the Invesco Subadvised Assets (plus any borrowings for investment purposes) in equity securities, including convertible securities, of small-capitalization companies. Invesco considers small-capitalization companies to be those companies with market capitalizations, at the time of investment, no larger than the largest capitalized company included in the Russell 2000 Index during the most recent 11-month period (based on month-end data) plus the most recent data during the current month. As of February 28, 2017, the capitalization of companies in the Russell 2000 Index range from less than $19 million to $13.6 billion.

The portfolio managers consider selling a security if the investment thesis for owning the security is no longer valid, the stock reaches its price target or timeliness factors indicate that the risk/return characteristics of the stock as viewed in the market are no longer attractive.

GW&K utilizes fundamental research and bottom-up stock selection to identify undervalued small cap companies with sustainable earnings growth, and whose management is focused on enhancing value for shareholders. GW&K seeks to hold securities for the long term.

GW&K focuses on quality small-cap companies with sound management and long-term sustainable growth, regardless of style. In selecting companies, GW&K looks for firms with the following key attributes:

•    Experienced, tenured, high-quality management;

•    Business models that deliver consistent long-term growth;

•    Leading companies in attractive and defensible niche markets;

•    Strong financial characteristics; and

•    Appropriate valuation.

Various factors may lead GW&K to consider selling a particular security, such as a significant change in the

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Previous Investment Strategies for Invesco	New Investment Strategies for GW&K

In selecting investments, Invesco utilizes a disciplined portfolio construction process that aligns the fund with the S&P SmallCap 600 Index, which Invesco believes represents the small cap core asset class. The security selection process is based on a three-step process that includes fundamental, valuation and timeliness analysis:

■ Fundamental analysis involves building a series of financial models (tools to analyze stock), as well as conducting in-depth interviews with company management. The goal is to find high quality, fundamentally sound companies operating in an attractive industry.

■ Valuation analysis focuses on identifying attractively valued securities given their growth potential over a one- to two-year horizon.

■ Timeliness analysis is used to help identify the "timeliness" of a purchase. In this step, relative price strength (the price of stock in comparison to the rest of the market), trading volume characteristics, and trend analysis (using past data to predict future movement of stock) are reviewed for signs of deterioration. If a stock shows signs of deterioration, it will not be considered as a candidate for the portfolio.

Invesco may invest up to 25% of the Invesco Subadvised Assets in foreign securities. The fund's investments in foreign securities may include direct investments in foreign currency-denominated securities traded outside of the U.S.

relevant company’s senior management or its products, deterioration in its fundamental characteristics, if the company has corporate governance issues, or if GW&K believes that the security has become overvalued.

In addition, a provision in the Fund’s investment strategies stating that Invesco and Dimensional each manage approximately 50% of the Fund has been removed. This change will permit the Advisor to allocate Fund assets between GW&K and Dimensional without restriction. It is currently anticipated that GW&K will manage 30% of the Fund and Dimensional will manage 70% of the Fund.

Board Consideration of the GW&K Subadvisory Agreement

At an in-person meeting held on December 12-14, 2017 (the “Meeting”), the Board of Trustees (the “Board”) of John Hancock Variable Insurance Trust (the “Trust”), including all of the Trustees who are not considered to be “interested persons” of the Trust under the Investment Company Act of 1940, as amended (the “Independent Trustees”), approved the subadvisory agreement appointing GW&K as an additional subadvisor responsible for managing a portion of the assets of Small Cap Opportunities Trust (the “Fund”).

The Board, including the Independent Trustees, is responsible for approving John Hancock Investment Management Services, LLC’s (the “Advisor”) selection of fund subadvisers and approving the Fund’s subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust’s subadvisory arrangements, including consideration of the factors listed below. The Board also may consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust

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and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to the Fund are:

1.	the nature, extent and quality of the services to be provided by the subadvisor to the Fund;
2.	the investment performance of the Fund and its subadvisor;
3.	the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund shareholders;
4.	the costs of the services to be provided and the profits to be realized by the subadvisor from its relationship with the Trust; and
5.	comparative services rendered and comparative subadvisory fee rates.

With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Advisor, the Board believes that, in view of the Trust’s “manager-of-managers” advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Advisor from their relationship with the Trust, generally, are not a material factor in the Board’s consideration of these subadvisory agreements because such fees are paid to subadvisers by the Advisor and not by the funds and because the Board relies on the ability of the Advisor to negotiate such subadvisory fees at arm’s-length.

In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Advisor or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Advisor and other affiliates of the Advisor (“Material Relationships”).

In considering the new subadvisory agreement with GW&K, the Board received in advance of the Meeting materials relating to the Fund and GW&K, including information provided by GW&K regarding the nature, extent and quality of services to be provided by GW&K under the new subadvisory agreement. The Board also took into account information presented by GW&K to the Board with respect to its management of a portion of the Fund at the Meeting. The Board also took into account discussions with management and information provided to the Board in its meetings throughout the year with respect to the Fund’s performance, including quarterly performance reports prepared by management containing reviews of investment results, and periodic presentations from the current subadvisor to the Fund.

Throughout the process, the Trustees were afforded the opportunity to ask questions of and request additional information from management. The Independent Trustees also discussed the proposed approval of the new subadvisory agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In making its determination with respect to the new subadvisory agreement and with reference to the factors that it considers in considering approval of subadvisory agreements, the Board reviewed and considered:

1.	information relating to GW&K’s business;
2.	the performance of the Fund and the performance of other similar funds and accounts that are managed by GW&K;
3.	the subadvisory fee to be charged by GW&K, including any breakpoints; and
4.	information relating to the nature and scope of any Material Relationships and their significance to the Advisor and GW&K.

The Board also noted that the Trust’s Chief Compliance Officer and his staff conducted compliance reviews with GW&K, which included evaluating the regulatory compliance systems of GW&K and procedures reasonably designed by them to assure compliance with the federal securities laws. The Board also took into account the financial condition of GW&K.

The Board considered GW&K’s investment process and philosophy. The Board took into account that GW&K’s responsibilities include the development and maintenance of an investment program for Fund that is consistent with the Fund’s investment objectives, the selection of investment securities and the placement of orders

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for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also took into account the sub-advisory fees proposed to be paid to GW&K.

The Board’s decision to approve the new subadvisory agreement with GW&K at the Meeting was based on a number of considerations, including the following:

•	GW&K has demonstrated skills as a manager, and may be expected to provide a high quality of investment management services and personnel to the Fund.

•	The subadvisory fees for the Fund: (i) are within industry norms; (ii) will be paid by the Advisor and not by the Fund and are the product of arm’s length negotiation between the Advisor and GW&K, and approval of the new subadvisory agreement with GW&K will not result in any increase in advisory fees for the Fund; and (iii) are reasonable.

Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent counsel, the Board, including the Independent Trustees, concluded that approval of the new subadvisory agreement with GW&K would be in the best interest of the Fund and its shareholders. Accordingly, the Board, and the Independent Trustees voting separately, approved the new subadvisory agreement with GW&K.

Additional Information about GW&K

Management of GW&K. The names and principal occupations of the principal executive officers and directors of GW&K are listed below. The business address of each such person is 222 Berkeley Street, Boston, Massachusetts 02116.

Name	Principal Occupation
Harold G. Kotler, CFA	Chief Executive Officer, Chief Investment Officer
Thomas F.X. Powers	Co-President
T. Williams Roberts III	Co-President
Nancy G. Angell, CFA	Partner, Co-Director, Fixed Income, Portfolio Manager
John B. Fox, CFA	Partner, Co-Director, Fixed Income, Portfolio Manager
Daniel L. Miller, CFA	Partner, Director, Equities, Portfolio Manager
Martin R. Tourigny, CFA	Partner, Portfolio Manager
Lewis Collins	General Counsel

Similar Investment Companies Managed by GW&K. As of December 31, 2017, GW&K acted as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund, as detailed in the following table.

Name of Similar Fund	Assets Under Management as of December 31, 2017
John Hancock New Opportunities Fund	$205 million
AMG GW&K U.S. Small Cap Growth Fund	$36 million

Comparison of Invesco Subadvisory Agreement and GW&K Subadvisory Agreements

The terms of the Invesco Subadvisory Agreement and the GW&K Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the

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agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Invesco and GW&K generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject always to the direction and control of the Trustees of JHVIT and the Advisor, the subadvisor manages the investment and reinvestment of a portion of the Fund’s assets and determines the composition of those assets of the Fund in accordance with the Fund’s investment objective, investment policies and limitations set forth in JHVIT’s registration statement, as amended, or as subsequently amended in writing. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Trustees and the Advisor. At its expense, the Subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to the Fund as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that the broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or to its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above. In addition, the GW&K Subadvisory Agreement provides that GW&K shall manage required collateral levels in connection with the investment and reinvestment of the assets of the Fund, and will provide reports with respect to its collateral management activities as requested by the Advisor. The Invesco Subadvisory Agreement was silent on this matter.

Term. The GW&K Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on December 12-14, 2017 for an initial two-year term. The Invesco Subadvisory Agreement is dated January 28, 1999, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 19-22, 2017. Each subadvisory agreement continues in effect after its initial term only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) the vote of a majority of those Trustees who are not interested persons (as defined in the 1940 Act) of any such party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

The Invesco Subadvisory Agreement also clarified that any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

Termination. The subadvisory agreement may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and JHVIT terminates for any reason.

Amendment. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHVIT who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment.

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As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHVIT or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHVIT, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers or employees shall be liable to the Advisor or JHVIT for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or any of its directors, officers or employees.

Consultation with Subadvisors to the Fund and other JHVIT Portfolios. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in JHVIT; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHVIT Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat JHVIT portfolio holdings as confidential in accordance with JHVIT’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the GW&K Subadvisory Agreement, GW&K agrees to provide the Advisor with its written policies and procedures as required by Rule 206(4)-7 under the Advisers Act (the “GW&K Compliance Policies”). Throughout the term of the GW&K Subadvisory Agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes to the GW&K Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHVIT to comply with Rule 38a-l under the 1940 Act. The Invesco Subadvisory Agreement was silent on this matter.

Investment Capacity. In the GW&K Subadvisory Agreement, GW&K agrees to reserve at least $350 million of its investment capacity with respect to the investment strategy to be employed by the Fund and New Opportunities Fund, a series of John Hancock Funds II. The Invesco Subadvisory Agreement was silent on this matter.

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

SMALL CAP OPPORTUNITIES TRUST
a series of John Hancock Variable Insurance Trust

601 Congress Street
Boston, Massachusetts 02210
Telephone: 1-800-344-1029

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the internet relating to the Small Cap Opportunities Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”). Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadviser change relating to the Fund that took effect on December 26, 2017. In connection with its duties as the investment adviser for the Trust, John Hancock Investment Management Services, LLC (the “Advisor”) reviews and evaluates the Trust’s subadvisers on an ongoing basis. At a meeting held on December 12–14, 2017, pursuant to the recommendation of the Adviser, the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing GW&K Investment Management, LLC (“GW&K”) as subadvisor to the Fund. At the same time, the Board approved the termination of Invesco Advisers, Inc. as the subadviser to the Fund. After a thorough review of management’s recommendation, the Board appointed GW&K to manage a portion of the Fund’s portfolio, with Dimensional Fund Advisors, LP continuing to subadvise the remainder of the portfolio.

The appointment of GW&K as one of the Fund’s subadvisers was effected in accordance with an exemptive order (the “Order”) that the U.S Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisers solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with GW&K. In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT will make the Information Statement available to you online.

The Information Statement will be available to review on the Fund’s Website at www.johnhancock.com/content/dam/johnhancock/xbrl/Notice_Re_GWK.pdf until 90 days from the date the Notice is first distributed. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the appropriate toll-free number below no later than 90 days from the date the Notice is first distributed:

— For John Hancock USA variable annuity contracts:	(800) 344-1029
— For John Hancock USA variable life contracts:	(800) 827-4546
— For John Hancock NY variable annuity contracts:	(800) 551-2078
— For John Hancock NY variable life contracts:	(888) 267-7784

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first distributed. There is no charge to you for requesting a copy.

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